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Exhibit 10.1

APAC CUSTOMER SERVICES, INC.
FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

    This Fifth Amendment to Amended and Restated Credit Agreement (herein, the "Amendment") is entered into as of May 15, 2001, between APAC Customer Services, Inc., an Illinois corporation formerly known as APAC TeleServices, Inc. (the "Borrower"), Banks party to the Credit Agreement (as such term is defined below) and Harris Trust and Savings Bank, as a Bank and in its capacity as agent under the Credit Agreement (the "Agent").

PRELIMINARY STATEMENTS

    A.  The Borrower and the Banks entered into a certain Amended and Restated Credit Agreement, dated as of September 8, 1998 (as amended, the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

    B.  The Borrower has requested that the Banks waive the Borrower's current noncompliance with the Credit Agreement, decrease the Revolving Credit Commitments, amend certain financial covenants, and make certain other amendments to the Credit Agreement, and the Banks party hereto are willing to do so under the terms and conditions set forth in this Amendment.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  WAIVERS.

    (a) Fixed Charge Coverage. As of April 1, 2001, the Borrower was not in compliance with Section 8.24 of the Credit Agreement by reason of the Borrower's failure to maintain the ratio specified in such Section at not less than 1.50 to 1.0. Such failure to comply with Section 8.24 of the Credit Agreement as of April 1, 2001 is hereby waived.

    (b) Minimum Adjusted EBITDA. As of April 1, 2001, the Borrower was not in compliance with Section 8.25 of the Credit Agreement by reason of the Borrower's failure to maintain its Adjusted EBITDA for the four fiscal quarters of the Borrower then ending in an amount not less than $62,500,000. Such failure to comply with Section 8.25 of the Credit Agreement as of April 1, 2001 is hereby waived.

    (c) Effectiveness. None of the waivers made in this Section 1 shall become effective unless and until the conditions precedent set forth in Section 4 hereof have been satisfied.

SECTION 2.  REVOLVING CREDIT COMMITMENTS.

    (a) Upon the execution of this Amendment by the Borrower and the Required Banks, the amount of each Bank's Revolving Credit Commitment set forth opposite its name on its signature page to the

Credit Agreement shall be amended (effective as of May 15, 2001) so as to reflect such Bank's Revolving Credit Commitment as amended hereby as follows:

Bank	Amount of its Revolving Credit Commitment and Available Revolving Credit Commitment from and including the date of the Fifth Amendment
Harris Trust and Savings Bank	$5,211,080.13
Bank of America National Trust and Savings Association	$3,999,900.00
LaSalle Bank National Association	$3,999,900.00
The Northern Trust Company	$2,000,100.00
Firstar Bank Milwaukee, N.A.	$5,333,400.00
National City Bank	$2,130,177.51
The Fuji Bank, Limited	$2,658,642.36
The Bank of Nova Scotia	$2,000,100.00
U.S. Bank National Association	$2,666,700.00

Total	$30,000,000.00

    (b) The Borrower acknowledges and agrees there are no longer any Standby Revolving Credit Commitments.

    (c) For purposes of calculating the Revolving Credit commitment fee payable under Section 2.1(a) of the Credit Agreement, the Revolving Credit Commitments of the Banks shall be deemed to have been so decreased as of May 15, 2001.

SECTION 3.  AMENDMENTS

    Subject to satisfaction of the conditions precedent in Section 4 below, the Credit Agreement shall be and hereby is amended as follows:

    (a) Section 1.10(b) of the Credit Agreement shall be amended by inserting the following sentence immediately at the end thereof:

      "Notwithstanding anything in the foregoing to the contrary, no later than June 1, 2001, the Borrower shall have made such payments on the principal of the Term Loan as shall reduce the aggregate unpaid principal balance thereof to $89,000,000, such payment to be (i) accompanied by any amount due the Banks under Section 1.13 of the Credit Agreement, (ii) applied to the last installment due on the Term Loans at their final maturity and (iii) allocated among the Term Loans of the Banks in accordance with their respective Term Loan Percentages."

    (b) The definition of "Applicable Margin" appearing in Section 5.1 of the Credit Agreement shall be amended by inserting the following immediately at the end thereof:

      "Notwithstanding anything in the foregoing of the contrary, the Applicable Margin for the Revolving Credit commitment fee from and including the date of the Fifth Amendment to this Agreement shall be 0.50% to but not including the next Pricing Date; provided that the Applicable Margin for the Revolving Credit commitment fee shall be subject to adjustment on such next Pricing Date and on each Pricing Date thereafter, so that the Applicable Margin for the Revolving Credit commitment fee shall be determined in accordance with the following schedule:

Total Debt Ratio for Such Pricing Date	Applicable Margin for Revolving Credit Commitment Fee Shall Be:
Greater than or equal to 1.5 to 1.0	0.50%
Less than 1.50 to 1.0	0.30%

    (c) The definition of "EBITDA" appearing in Section 5.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

        ""EBITDA" means, with reference to any period, Net Income for such period plus the sum (without duplication) of all amounts deducted in arriving at such Net Income amount in respect of (v) Interest Expense for such period, (w) federal, state and local income taxes for such period, (x) depreciation of fixed assets and amortization of intangible assets (including, without limitation, goodwill, deferred expenses and organization costs) for such period, (y) up to $1,000,000 of non-cash losses realized on the sale of Paragren and attributable to the discontinuance of its operations and (z) up to $12,000,000 of non-recurring, non-cash charges incurred in the Borrower's fiscal year ended December 31, 2001."

    (d) Sections 8.22, 8.23, 8.24 and 8.25 of the Credit Agreement shall each be amended and restated in their entirety to read as follows:

        "Section 8.22. Total Debt Ratio. The Borrower shall not at any time during any fiscal quarter of the Borrower permit the Total Debt Ratio to be greater than or equal to the amount set forth for such quarter below:

From and Including	To and Including	Total Debt Ratio Shall Not Be Greater Than or Equal to
The date hereof	Close of third fiscal quarter	2.50 to 1.0
Start of fourth fiscal quarter 2001	Close of first fiscal quarter 2002	2.25 to 1.0
Start of second fiscal quarter 2002	At all times thereafter	2.00 to 1.0

        Section 8.23. Net Worth. The Borrower shall, as of the last day of each fiscal quarter of the Borrower, maintain Net Worth of not less than the Minimum Required Amount. For purposes hereof, the term "Minimum Required Amount" shall mean $62,500,000 through June 30, 2001 and shall increase (but never decrease) as of July 1, 2001 and as of the last day of each fiscal quarter of the Borrower thereafter by an amount (if positive) equal to 80% of Net Income for the fiscal quarter then ended.

        Section 8.24. Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Borrower set forth below (commencing with the fiscal quarter ending on or about March 31, 2002), the Borrower shall maintain a ratio of (a) EBITDA for the four fiscal quarters of the Borrower then ended less Capital Expenditures incurred during such period to (b) Fixed Charges for the same four fiscal quarter period then ended, of not less than the amount set forth below:

As of Close of	Fixed Charge Coverage Ratio Shall Not Be Less Than
First fiscal quarter 2002	1.00 to 1.00
Second and third fiscal quarters 2002	1.20 to 1.00
Fourth fiscal quarter 2002	1.25 to 1.00
First fiscal quarter 2003	1.30 to 1.00
Each fiscal quarter thereafter	1.50 to 1.00

        Section 8.25. Minimum EBITDA. (a) 2001 EBITDA. As of the last day of each fiscal quarter of the Borrower occurring during its 2001 fiscal year, the Borrower shall maintain

    EBITDA for the fiscal year-to-date period then ended at not less than the amount set forth below:

During Fiscal Year-To-Date Period Consisting of	EBITDA Shall Not Be Less Than
First fiscal quarter 2001	$ 9,000,000
First and second fiscal quarters 2001	$12,000,000
First, second and third fiscal quarters 2001	$26,000,000
Entire fiscal year 2001	$40,000,000

    (b)     Annual EBITDA. As of the last day of each fiscal quarter of the Borrower (commencing with the fiscal quarter ending on or about March 31, 2002) set forth below, the Borrower shall maintain EBITDA for the four fiscal quarters then ended at not less than the amount set forth below:

During Four Quarters Ending On Last Day Of	EBITDA Shall Not Be Less Than
First fiscal quarter of fiscal 2002	$44,000,000
Second fiscal quarter of fiscal 2002	$49,000,000
Each of third and fourth fiscal quarters of fiscal 2002	$54,000,000
Each fiscal quarter thereafter	$62,500,000

    (e) Section 8.28 of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

        "Section 8.28. Capital Expenditures. The Borrower shall not permit Capital Expenditures for the Borrower and its Subsidiaries (taken together) to exceed $15,000,000 during the fiscal year of the Borrower ended on or about December 31, 2001."

SECTION 4.  CONDITIONS PRECEDENT.

    This Amendment shall not become effective unless and until all of the following conditions have been satisfied:

    (a) The Borrower, the Guarantors, the Agent and the Required Banks shall have executed and delivered this Amendment.

    (b) The Agent shall have received the compliance certificate required for the quarterly fiscal period ended April 1, 2001 by the last paragraph of Section 8.5 of the Credit Agreement.

    (c) Any fees which the Borrower has agreed to pay the Banks in connection with and prior to this Amendment shall have been paid.

    (d) The Agent shall have received copies executed or certified (as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery hereof and the other instruments and documents contemplated hereby;

    (e) All legal matters incident to the execution and delivery hereby and of the other instruments and documents contemplated hereby shall be satisfactory to the Required Banks, the Agent and their respective counsel.

SECTION 5.  REPRESENTATIONS.

    In order to induce the Required Banks to execute and deliver this Amendment, the Borrower hereby represents to each Bank that as of the date hereof, after giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent pursuant to Section 8.5(a) of the Credit Agreement) and, after giving effect to this Amendment, (i) the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

SECTION 6.  MISCELLANEOUS.

    (a) The Borrower has heretofore executed and delivered to the Agent and the Banks certain Collateral Documents and the Borrower hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Agent and the Banks thereunder, the obligations of the Borrower thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

    (b) Except as specifically amended herein or waived hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

    (c) By executing this Amendment in the place provided for that purpose below, each Guarantor hereby consents to the Amendment to the Credit Agreement as set forth herein and confirms that its obligations under its Guaranty remain in full force and effect. Each Guarantor further agrees that the consent of such Guarantor to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained.

    (d) The Borrower agrees to pay on demand all reasonable costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment.

    (e) This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[Signature Pages to Follow]

APAC CUSTOMER SERVICES, INC.
By:	/s/ Gary S. Holter
Name:	Gary S. Holter
Title:	Senior Vice President and
Chief Financial Officer
Accepted and agreed to as of the date and year first above written.
HARRIS TRUST AND SAVINGS BANK, in its individual capacity as a Bank and as Agent
By:
Name:
Title:
BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
By:
Name:
Title:
LASALLE BANK NATIONAL ASSOCIATION
By:
Name:
Title:
THE NORTHERN TRUST COMPANY
By:
Name:
Title:
FIRSTAR BANK MILWAUKEE, N.A.
By:
Name:
Title:

NATIONAL CITY BANK
By:
Name:
Title:
THE FUJI BANK, LIMITED
By:
Name:
Title:
THE BANK OF NOVA SCOTIA
By:
Name:
Title:
U.S. BANK NATIONAL ASSOCIATION
By:
Name:
Title:

GUARANTORS' CONSENT

    The undersigned have heretofore executed and delivered to the Guaranteed Creditors (as defined in the Guaranty) a Guaranty Agreement dated May 20, 1998 (the "Guaranty") and hereby consent to the Amendment to the Credit Agreement as set forth above and confirms that their Guaranty and all of the undersigned's obligations thereunder remain in full force and effect. The undersigned further agree that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty referred to above.

AAPAC TELESERVICES OF TEXAS, L.P.
By	APAC CUSTOMER SERVICES, INC. ITS MANAGER
By
Name
Title
APAC TELESERVICES GENERAL PARTNER, INC.
By
Name
Title
ITI HOLDINGS, INC.
By
Name
Title
ITI MARKETING SERVICES, INC.
By
Name
Title
APAC TELESERVICES, L.L.C.
APAC CUSTOMER SERVICES, INC., ITS MANAGER
By
By
Name
Title

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  Exhibit 10.1
APAC CUSTOMER SERVICES, INC. FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
PRELIMINARY STATEMENTS
GUARANTORS' CONSENT